UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 29, 2024, the Board of Directors (the “Board”) of United Natural Foods, Inc. (the “Company”) appointed Giorgio Matteo Tarditi, 51, to the role of President and Chief Financial Officer, effective April 15, 2024 (the “Effective Date”).

Mr. Tarditi most recently served as Group Financial Planning & Analysis Leader, GE Corporate, of the The General Electric Company (“GE”) since July 2021, where he developed financial and operating structures to support the creation of three GE independent companies. He served as Chief Financial Officer of GE Renewable Energies from January 2019 to June 2021, Chief Financial Officer of GE Power Services from December 2017 to December 2018. During Mr. Tarditi’s over 26-year tenure at GE, he also served as Vice President, Power Integration Leader, where he led operational integration of business segments, CFO of several divisions and held a variety of financial planning & analysis and other finance roles. Mr. Tarditi holds an MSc in Finance and Business Administration from Universita Bocconi in Milan, Italy.

In connection with Mr. Tarditi’s appointment as the Company’s President and Chief Financial Officer, the Company provided Mr. Tarditi with an offer letter (the “Offer Letter”), pursuant to which Mr. Tarditi will receive an annual base salary of $800,000 and an annual cash bonus with a value of 100% of his base salary based on achievement of certain fiscal year goals and objectives, which will be prorated for the 2024 fiscal year based on his start date. Mr. Tarditi’s annual equity award will be targeted at $2,000,000 beginning with the fiscal 2025 award, which award will be in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), in the same proportion and on the same or similar terms as the long-term incentive awards granted to similarly situated executives of the Company and further subject to the terms and conditions of the respective award agreements evidencing the grant. In addition, Mr. Tarditi will receive prorated new hire equity award in an amount of approximately $1,371,585, based on proration from the last annual equity award date, consisting of 40% RSUs and 60% PSUs, and having the same terms and conditions as the fiscal 2024 awards granted to the Company’s other executive officers. He will receive an additional $500,000 sign-on equity award in the form of RSUs that will vest ratably over three years on the anniversary of the grant date. Mr. Tarditi will receive a $250,000 cash sign-on bonus, payable ninety (90) days after his start date. Mr. Tarditi may participate in the Company’s health and wellness and retirement benefit plans and programs in accordance with the terms of such plans.

In addition, the Company intends to enter into a Severance Agreement, Change in Control Agreement, and Indemnification Agreement with Mr. Tarditi in connection with his appointment as President and Chief Financial Officer, each of which is substantially consistent with the agreements entered into with the Company’s other similarly situated executive officers.

The foregoing description of the terms and conditions of the Offer Letter is qualified in its entirety by reference to the agreement, a copy of which is filed herewith as Exhibit 10.1. A summary of the material terms of the form of Severance Agreement is included in the Company’s Current Report on Form 8-K filed on September 27, 2022, and a copy of the form of Severance Agreement is filed with the Company’s Annual Report on Form 10-K for the year ended July 30, 2022 filed on September 27, 2022, each of which is incorporated herein by reference. A summary of the material terms of the form of Change in Control Agreement is included in, and a copy of the form of Change in Control Agreement is filed with, the Company’s Current Report on Form 8-K filed on November 8, 2018, which is incorporated herein by reference. The Indemnification Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal period ending January 27, 2024.

There are no arrangements or understandings between Mr. Tarditi and any other person pursuant to which he was named President and Chief Financial Officer of the Company and no family relationships among any of the Company’s directors or executive officers and Mr. Tarditi. There are no transactions involving the Company and Mr. Tarditi that the Company would be required to report pursuant to Item 404(a) of Regulation S-K in connection with his appointment as President and Chief Financial Officer.

In connection with the appointment of Mr. Tarditi, John W. Howard will no longer serve as the Company’s Chief Financial Officer, effective on the Effective Date. Mr. Howard will serve as Advisor to the President and Chief Financial Officer until May 31, 2024, at which time, Mr. Howard will separate from the Company. J. Alexander Miller Douglas, who currently holds the role of Chief Executive Officer and President, will continue to serve as the Company’s Chief Executive Officer and a member of the Board.

Because his separation results in a qualifying termination, Mr. Howard will receive severance benefits to which he is entitled pursuant to the terms of the Amended and Restated Severance Agreement by and between the Company and Mr. Howard, effective as of October 23, 2022 (“Howard Severance Agreement”). The Howard Severance Agreement contains certain restrictive covenants that will remain in place for the period of time contemplated by the Howard Severance Agreement as well as a release of claims and waiver against the Company. Mr. Howard’s outstanding equity awards will vest on a prorated basis as provided for upon a Separation from Service without Cause, as set forth in the Company’s Second Amended and Restated 2020 Equity Incentive Plan.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the leadership changes, including those described above in Item 5.02, issued by the Company on March 6, 2024 is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated February 29, 2024, between the Company and Giorgio Matteo Tarditi
99.1	Press Release, dated March 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mahrukh Hussain
Name:	Mahrukh Hussain
Title:	General Counsel and Corporate Secretary

Date:    March 6, 2024